2021 company and segment sales revenue by end-use market

Additives & Functional Products

2021 revenue by end-use market


Other markets 15%
Transportation 24%
Durables and electronics 6%
Water treatment and energy 9%
Consumables 15%
Food, feed, and agriculture 9%
Personal care and wellness 11%
Building and construction 11%

Advanced Materials

2021 revenue by end-use market


Other markets 9%
Consumables 8%
Transportation 31%
Medical and pharma 12%
Building and construction 14%
Durables and electronics 26%

Chemical Intermediates

2021 revenue by end-use market


Other markets 17%
Industrial chemicals 24%
Medical and pharma 6%
Consumables 7%
Building and construction 14%
Water treatment and energy 9%
Durables and electronics 10%
Food, feed, and agriculture 13%

Eastman

2021 revenue by end-use market


Medical and pharma 5%
Other markets 11%
Transportation 18%
Water treatment and energy 5%
Personal care and wellness 6%
Durables and electronics 12%
Industrial chemicals 6%
Tobacco 7%
Building and construction 12%
Food, feed, and agriculture 7%
Consumables 11%

EASTMAN